Exhibit 11

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                            FOR THE THREE MONTHS ENDED
                                                                                SEPTEMBER 30, 1997     (Restated)
                                                                    ----------------------------------------------
                                                                                                   ASSUMING
                                                                          PRIMARY                FULL DILUTION
                                                                    -------------------        -------------------

Weighted average number of outstanding shares                                32,309,409                 32,309,409

Common equivalent shares:
     Outstanding stock options                                                1,038,325                  1,587,990

Other potentially dilutive securities: convertible notes (1)                        N/A                    595,238
                                                                    -------------------        -------------------

Shares used in computing net income per share                                33,347,734                 34,492,637
                                                                    ===================        ===================

Net income                                                          $         1,001,000        $         1,001,000

Adjustments assuming full dilution:                                                 N/A                        N/A

                                                                    ===================        ===================

Net income                                                          $         1,001,000        $         1,001,000
                                                                    ===================        ===================

Net income per share                                                $             0.030        $             0.029

Dilution percentage assuming full dilution (2)                                      N/A                        3.3%

Net income per share                                                $              0.03        $              0.03
                                                                    ===================        ===================



                                                                               FOR THE NINE MONTHS ENDED
                                                                                   SEPTEMBER 30, 1997     (Restated)
                                                                      -----------------------------------------------
                                                                                                        ASSUMING
                                                                           PRIMARY                   FULL DILUTION
                                                                      -------------------         -------------------

Weighted average number of outstanding shares                                  32,242,640                  32,242,640

Common equivalent shares:
     Outstanding stock options                                                    698,900                   1,519,671

Other potentially dilutive securities:  convertible notes (1):                        N/A                     198,413
                                                                      -------------------         -------------------

Shares used in computing net income per share                                  32,941,540                  33,960,724
                                                                      ===================         ===================

Net loss                                                              $       (16,967,000)        $       (16,967,000)

Adjustments assuming full dilution:                                                   N/A                         N/A

                                                                      ===================         ===================

Net loss                                                              $       (16,967,000)        $       (16,967,000)
                                                                      ===================         ===================


Net loss per share                                                    $             (0.52)        $             (0.52)

Dilution percentage assuming full dilution (2)                                        N/A                         N/A


Net loss per share                                                    $             (0.52)        $             (0.52)
                                                                      ===================         ===================



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




NOTES:

(1) On September 16, 1997, the company sold $100 million of 5% convertible subordinated notes due October 2002. The notes are convertible at the option of the holders into Orbital common stock at a conversion price of $28.00 per share

(2) Dilution caused by common stock equivalents and other potentially dilutive securities that is less than 3% is considered immaterial, and only primary earnings per share is presented in the accompanying condensed consolidated statement of changes. In periods of net loss, dilutive earnings per share equals primary earnings per share.

(3) Subsidiary stock options that enable holders to obtain the subsidiary's common stock pursuant to stock option plans are included in computing the subsidiary's earnings per share, to the extent dilutive. These earnings per share data are included in the company's per share computations based on the company's holdings of the subsidiary's stock. For the three-and nine-months ended September 30, 1997, all such subsidiary stock options were anti-dilutive.



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